UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2018

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(516) 867-8383
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

 See Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Note Exchange

On January 26, 2018, Hispanica International Delights of America, Inc. (the “Company”) entered into a Note Exchange Agreement (the “NEA”) and Note Purchase Agreement (“NPA”) with Elie Pierre Meniane, pursuant to which Mr. Meniane agreed to cancel a Secured Promissory Note previously issued to Mr., Menaine by the Company, with a maturity date of March 31, 2018 and an outstanding balance of $103,000 (the “Outstanding Balance”), in exchange for a new Convertible Secured Promissory Note (the “Note”) in the aggregate principal amount equal to the Outstanding Balance. The Note is one of a series of similar notes to be issued by the Company under the terms of the NPA, in the aggregate amount of up to $700,000 (the “Note Offering”).

Notes issued under the Note Offering shall mature one year from the date of issuance (the “Maturity Date”), shall accrue interest at the simple rate of 7.0% per annum, and are convertible, at the holder’s option, prior to the Maturity Date into that number of fully paid and non-assessable shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), equal to the lower of (i) $0.30 per share of Common Stock, or (ii) that number of shares of Common Stock equal to the average closing price of the Company’s Common Stock as reported on the OTC Markets for the preceding 30 trading days prior to the date of conversion, multiplied by 0.65 (the “Conversion Price”); provided, however, in the event the Conversion Price is calculated based on (ii) above, the Conversion Price shall not be lower than $0.20 per share of Common Stock. All amounts due under the terms of the Notes shall be secured by a continuing security interest in substantially all of the assets of the Company.

Shircoo Note Purchase

On January 26, 2018, the Company entered into a NPA with Shircoo, Inc. (“Shircoo”), pursuant to which the Company issued to Shircoo a Note in an aggregate principal amount of $125,000 (the “Shircoo Note Purchase”). In connection with the Shircoo Note Purchase, the Company and Shircoo also entered into a Side Letter, pursuant to which, as additional consideration for the Shircoo Note Purchase, the Company agreed to (i) pay to Shircoo the first $125,000 in cash proceeds received by the Company in connection with the Note Offering from third parties unaffiliated with Shircoo (the “Cash Payment”), which Cash Payment shall be used to reduce the amount due to Shircoo under the terms of an existing Secured Promissory Note issued to Shircoo, dated September 25, 2017, in the principal amount of $175,000 (the “$175K Note”), and (ii), with certain exceptions, not issue any shares of Common Stock or other securities convertible into shares of Common Stock unless and until the Cash Payment has been made in full.

As further consideration for the Shircoo Note Purchase, the Company entered into an Agreement to Amend Certain Secured Promissory Notes (the “Note Amendment”), pursuant to which the $175,000 Note and an additional Secured Promissory Note issued to Shircoo, dated September 25, 2017, in the principal amount of $650,000 (together, the “Old Notes”) were amended to provide Shircoo with the ability to convert the principal amount of such Old Notes, together with accrued interest thereon, into shares of the Company’s Common Stock (the “Conversion Shares”). Pursuant to the Note Amendment, the conversion price shall be equal to $0.30, subject to adjustments as set forth in the Note Amendment (“Shircoo Conversion Price”), and the number of Conversion Shares issuable upon conversion of the Old Notes shall be equal to (x) the outstanding principal amount and accrued but unpaid interest due under the terms of the Old Notes to be converted, divided by (y) the Shircoo Conversion Price.

Item 3.02 Unregistered Sale of Equity Securities.

See Item 2.03 above.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

 Disclaimer

The foregoing description of the NEA, NPA, Notes, Side Letter and the Note Amendment do not purport to be complete, and are qualified in their entirety by reference to the full text of the NEA, Form of NPA, Form of Note, Side Letter, and Note Amendment Agreement, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, each of which are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

Date: February 1, 2018	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Note Exchange Agreement, dated January 26, 2018
10.2	Form of Note Purchase Agreement
10.3	Form of Secured Convertible Promissory Note
10.4	Side Letter, dated January 26, 2018
10.5	Note Amendment Agreement, dated January 26, 2018